                          Exhibit 21.1

                                     State or Jurisdiction
   Name of Subsidiary                   of Incorporation
--------------------------          -------------------------
Distel, Inc.                        California
RC Components, Inc.                 Massachusetts
Quality Components, Inc.            Texas
Jaco Overseas, Inc.                 Virgin Islands
Nexus Custom Electronics, Inc.      New Jersey
Jaco Electronics Canada, Inc.       Canada
Corona Electronics, Inc.            California
Interface Electronics Corp.         Massachusetts